EXHIBIT 23.1
[Letterhead of Torys LLP]
December 10, 2008
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Re: Western Forest Products Inc. (the “Company”)
Dear Sirs/Mesdames:
We hereby consent to all references to this firm in Amendment No. 1 to the registration statement number 333-155845 on Form F-7 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, including the references in the Registration Statement under the captions “Certain Canadian Federal Income Tax Considerations” and “Legal Matters”.
Yours very truly,
TORYS LLP
Per: /s/ Torys LLP